Exhibit 99.2

Earnings Release and Supplemental Information

Quarter Ended June 30, 2013

Table of Contents

Overview
Earnings Release	3
Company Profile	8
Summary of Financial Data	10

Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Operations	12
Reconciliations of Net Income to FFO, AFFO and EBITDA	13

Operating Portfolio
Operating Properties	14
Leasing Statistics	15
Geographic Diversification and 10 Largest Customers	17

Development Summary and Capital Expenditures	18

Capital Structure
Market Capitalization and Debt Summary	19
Interest Summary and Debt Covenants	20

2013 Guidance	21

Appendix	22

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

CoreSite Reports
SECOND QUARTER RESULTS

DENVER, CO – July 25, 2013

CoreSite Realty Corporation (NYSE: COR), provider of network dense, cloud enabled data center solutions, today announced financial results for the second quarter ended June 30, 2013.

Quarterly Highlights

•             Reported second-quarter funds from operations (“FFO”) of $0.45 per diluted share and unit, representing a 21.6% increase year-over-year

•             Reported second-quarter operating revenue of $57.7 million, representing a 13.9% increase year-over-year

•             Executed new and expansion data center leases representing $5.8 million of annualized GAAP rent at a rate of $188 of annualized GAAP rent per square foot

•             Realized rent growth on signed renewals of 5.4% on a cash basis and 11.7% on a GAAP basis and rental churn of 2.0%

•             Commenced 42,672 net rentable square feet of new and expansion leases with annualized GAAP rent of $147 per square foot

Tom Ray, CoreSite’s Chief Executive Officer, commented, “We are pleased to record a solid quarter of growth for CoreSite, and importantly, one that reflects the continued success we are seeing in our network-centric, differentiated strategy. We remain focused upon continuing to increase the number and quality of customer deployments in our portfolio and enhancing the value proposition of the CoreSite Mesh. We executed 115 new and expansion leases in the quarter including agreements with 33 new customers. Additionally, we are pleased with the continued evolution we saw in our sales mix, recording an increasing number of leases bringing high-value applications to our platform.” Mr. Ray continued, “Regarding growth, we continue to invest to meet customer demand, with four data center projects under way. We believe that we have considerable upside embedded in our portfolio as we increase the utilization of existing and new inventory, positively mark to market expiring capacity, and most importantly, continue to drive increased network density and valuable customer communities across our data centers.”

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Quarter Ended June 30, 2013

Financial Results

CoreSite reported FFO attributable to shares and units of $21.1 million for the three months ended June 30, 2013, a 22.0% increase year-over-year and an increase of 9.6% sequential quarter-over-quarter. On a per diluted share and unit basis, FFO increased 21.6% to $0.45 for the three months ended June 30, 2013, as compared to $0.37 per diluted share and unit for the three months ended June 30, 2012. Total operating revenue for the three months ended June 30, 2013, was $57.7 million, a 13.9% increase year-over-year. CoreSite reported net income for the three months ended June 30, 2013, of $7.9 million and net income attributable to common shares of $2.6 million, or $0.12 per diluted share.

Sales Activity

CoreSite executed new and expansion data center leases representing $5.8 million of annualized GAAP rent during the quarter, comprised of 30,810 NRSF at a weighted average GAAP rate of $188 per NRSF.

CoreSite’s renewal leases signed in the second quarter totaled 44,702 NRSF at a weighted average GAAP rate of $166 per NRSF, reflecting a 5.4% increase in rent on a cash basis and an 11.7% increase on a GAAP basis. The second quarter rental churn rate was 2.0%.

CoreSite’s second quarter data center lease commencements totaled 42,672 NRSF at a weighted average GAAP rental rate of $147 per NRSF, which represents $6.3 million of annualized GAAP rent.

Development Activity

CoreSite had 236,673 NRSF of data center space under construction at four key locations as of June 30, 2013. The projects under construction include new data centers at SV5 (San Francisco Bay area), VA2 (Northern Virginia area), NY2 (New York) and additional inventory at LA2 (Los Angeles). As of June 30, 2013, CoreSite had incurred $59.4 million of the estimated $188.0 million required to complete these projects.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Quarter Ended June 30, 2013

Balance Sheet and Liquidity

As of June 30, 2013, CoreSite had $132.0 million of total long-term debt equal to 1.2x annualized adjusted EBITDA and long-term debt and preferred stock equal to 2.3x annualized adjusted EBITDA.

At quarter end, CoreSite had $2.8 million of cash available on its balance sheet and $324.5 million of available capacity under its credit facility.

Dividend

On May 24, 2013, CoreSite announced a dividend of $0.27 per share of common stock and common stock equivalents for the second quarter of 2013. The dividend was paid on July 15, 2013, to shareholders of record on June 28, 2013.

CoreSite also announced on May 24, 2013, a dividend of $0.4531 per share of Series A preferred stock for the period April 15, 2013, to July 14, 2013. The preferred dividend was paid on July 15, 2013, to shareholders of record on June 28, 2013.

2013 Guidance

CoreSite is increasing and narrowing its FFO per share and OP unit guidance to $1.76 to $1.84 from the prior range of $1.72 to $1.82.

This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities.

Upcoming Conferences and Events

CoreSite will participate in Bank of America’s 2013 Global Real Estate Conference from September 11 through September 12 in New York, New York.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Quarter Ended June 30, 2013

Conference Call Details

CoreSite will host a conference call July 25, 2013, at 12:00 p.m., Eastern time (10:00 a.m. Mountain time), to discuss its financial results, current business trends and market conditions.

The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 416873. The replay will be available until August 1, 2013.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to the company’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE: COR) is the data center provider chosen by more than 750 of the world’s leading carriers and mobile operators, content and cloud providers, media and entertainment companies, and global enterprises to run their performance-sensitive applications and to connect and do business. CoreSite propels customer growth and long-term competitive advantage through the CoreSite Mesh by connecting the Internet, private networking, mobility, and cloud communities within and across its 14 high-performance data center campuses in eight markets in North America. With direct access to 275+ carriers and ISPs, over 180 leading cloud and IT service providers, inter-site connectivity, and the nation’s first Open Cloud Exchange that provides access to thousands of lit buildings and multiple key cloud on-ramps, CoreSite provides easy, efficient and valuable gateways to global business opportunities. For more information, visit www.CoreSite.com.

CoreSite Investor Relations Contact

+1 303.222.7276

InvestorRelations@CoreSite.com

CoreSite Media Contact

Jeannie Zaemes | CoreSite Marketing Senior Director

+1 720.446.2006 | +1 866.777.CORE

Jeannie.Zaemes@CoreSite.com

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Quarter Ended June 30, 2013

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Company Profile

The company serves over 750 customers across more than 2.5 million square feet, including NRSF held for development, and provides access to over 275 network service providers.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Company Profile

NYSE-traded with a strong balance sheet

•     NYSE: COR (2010); REIT status

•     Predecessor entities founded in 2000

•     Equity market cap: $1.5 billion at June 30, 2013

•     Growth capacity: 1.2x debt to annualized adjusted EBITDA and 2.3x debt and preferred equity to annualized adjusted EBITDA at June 30, 2013

Dense network connectivity and ecosystems

•     Over 275 network service providers

•     Over 750 customers and 15,000 cross-connects

•     Key ecosystems of customers and partners consisting of 34% networks & mobility, 25% cloud & IT service providers, 21% enterprise, 13% digital content & multimedia, and 7% systems integrators and managed services providers

•     Partner-enabled value-added services supporting cloud computing

Scalable, broad platform in Tier-1 markets

•     14 operating data centers, 3 new data centers under construction

•     8 top North American markets located in network, financial, cloud and commerce hubs

•     2.5+ million gross square feet

•     Ability to nearly double data center footprint on land and buildings currently owned

•     300+ employees

Product, services & operational excellence

•     Cabinet, standard or custom cage, computer rooms

•     Cross-connects, Any2 Internet Exchange, Cloud Exchange – Ethernet

•     Breakered and metered power

•     Six 9s uptime since 2010

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Summary of Financial Data
(in thousands, except share, per share and NRSF data)

	Three Months Ended			Six Months Ended
Summary of Results	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating revenues	$57,667	$55,091	$50,636	$112,758	$97,920
Net income	7,879	6,195	1,848	14,074	3,191
Net income attributable to common shares	2,618	1,849	826	4,467	1,426
Funds from operations (FFO) to shares and units	21,103	19,253	17,285	40,356	33,636
Adjusted funds from operations (AFFO)	20,405	17,707	16,599	38,112	29,313
EBITDA	25,127	22,754	19,761	47,881	37,456
Adjusted EBITDA	27,209	24,754	21,701	51,963	41,715
Per share - diluted:
Net income attributable to common shares	$0.12	$0.09	$0.04	$0.21	$0.07
FFO per common share and OP unit	$0.45	$0.41	$0.37	$0.86	$0.73

	As of
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Dividend Activity
Dividends declared per common share and OP unit	$0.27	$0.27	$0.27	$0.18	$0.18
AFFO payout ratio	62%	71%	78%	49%	50%

Operating Portfolio Statistics
Operating data center properties	14	14	14	14	14
Operating data center NRSF	1,225,596	1,208,365	1,208,365	1,196,571	1,193,321
Data center NRSF occupied	986,646	963,442	930,245	922,018	889,288
Data center % occupied	80.5%	79.7%	77.0%	77.1%	74.5%

Market Capitalization, Debt & Preferred Stock
Total enterprise value	$1,734,594	$1,861,410	$1,462,710	$1,406,509	$1,346,769
Total debt outstanding	132,000	111,375	59,750	154,365	146,449
Total debt and preferred stock outstanding	247,000	226,375	174,750	154,365	146,449

Debt to:
Annualized Adjusted EBITDA	1.2x	1.1x	0.6x	1.6x	1.7x
Undepreciated book value of total assets	12.7%	11.1%	6.3%	16.8%	16.3%
Debt & Preferred Stock to:
Annualized Adjusted EBITDA	2.3x	2.3x	1.8x	1.6x	1.7x
Undepreciated book value of total assets	23.8%	22.5%	18.4%	16.8%	16.3%

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Consolidated Balance Sheets
(in thousands)

	June 30, 2013	December 31, 2012
Assets:
Investments in real estate:
Land	$76,227	$85,868
Building and building improvements	652,142	596,405
Leasehold improvements	91,175	85,907
	819,544	768,180
Less: Accumulated depreciation and amortization	(129,038)	(105,433)
Net investment in operating properties	690,506	662,747
Construction in progress	104,963	61,328
Net investments in real estate	795,469	724,075
Cash and cash equivalents	2,803	8,130
Accounts and other receivables, net	7,930	9,901
Lease intangibles, net	14,154	19,453
Goodwill	41,191	41,191
Other assets	45,312	42,582

Total assets	$906,859	$845,332

Liabilities and equity:
Liabilities
Revolving credit facility	$73,000	$-
Mortgage loans payable	59,000	59,750
Accounts payable and accrued expenses	50,127	50,624
Deferred rent payable	5,725	4,329
Acquired below-market lease contracts, net	7,520	8,539
Prepaid rent and other liabilities	11,590	11,317
Total liabilities	206,962	134,559

Stockholders’ equity
Series A cumulative preferred stock	115,000	115,000
Common stock, par value $0.01	208	207
Additional paid-in capital	263,479	259,009
Distributions in excess of net income	(43,078)	(35,987)
Total stockholders’ equity	335,609	338,229
Noncontrolling interests	364,288	372,544
Total equity	699,897	710,773

Total liabilities and equity	$906,859	$845,332

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Consolidated
Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating revenues:
Rental revenue	$34,205	$33,102	$30,604	$67,307	$60,234
Power revenue	14,486	13,529	12,939	28,015	25,313
Interconnection revenue	7,053	6,572	5,436	13,625	9,091
Tenant reimbursement and other	1,923	1,888	1,657	3,811	3,282
Total operating revenues	57,667	55,091	50,636	112,758	97,920

Operating expenses:
Property operating and maintenance	15,118	14,527	15,274	29,645	29,669
Real estate taxes and insurance	2,304	2,220	2,132	4,524	4,146
Depreciation and amortization	16,261	15,949	15,947	32,210	31,408
Sales and marketing	3,936	3,789	2,581	7,725	4,710
General and administrative	6,177	7,003	6,036	13,180	12,388
Rent	4,756	4,793	4,691	9,549	9,268
Transaction costs	249	5	161	254	283
Total operating expenses	48,801	48,286	46,822	97,087	91,872

Operating income	8,866	6,805	3,814	15,671	6,048

Interest income	2	2	5	4	7
Interest expense	(783)	(439)	(1,309)	(1,222)	(2,327)

Income before income taxes	8,085	6,368	2,510	14,453	3,728
Income tax expense	(206)	(173)	(662)	(379)	(537)

Net income	7,879	6,195	1,848	14,074	3,191

Net income attributable to noncontrolling interests	3,176	2,262	1,022	5,438	1,765
Net income attributable to CoreSite Realty Corporation	4,703	3,933	826	8,636	1,426
Preferred dividends	(2,085)	(2,084)	-	(4,169)	-
Net income attributable to common shares	$2,618	$1,849	$826	$4,467	$1,426

Net income per share attributable to common shares:
Basic	$0.13	$0.09	$0.04	$0.22	$0.07
Diluted	$0.12	$0.09	$0.04	$0.21	$0.07

Weighted average common shares outstanding:
Basic	20,829,375	20,673,896	20,532,930	20,752,065	20,494,402
Diluted	21,445,875	21,314,779	20,914,686	21,412,289	20,801,050

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Reconciliations of Net Income
to FFO, AFFO and EBITDA
(in thousands, except share and per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income	$7,879	$6,195	$1,848	$14,074	$3,191

Real estate depreciation and amortization	15,309	15,142	15,437	30,451	30,445

FFO	$23,188	$21,337	$17,285	$44,525	$33,636

Preferred stock dividends	(2,085)	(2,084)	-	(4,169)	-

FFO available to common shareholders and OP unit holders	$21,103	$19,253	$17,285	$40,356	$33,636

Weighted average common shares outstanding - diluted	21,445,875	21,314,779	20,914,686	21,412,289	20,801,050
Weighted average OP units outstanding - diluted	25,353,709	25,353,709	25,346,097	25,353,709	25,345,590
Total weighted average shares and units outstanding - diluted	46,799,584	46,668,488	46,260,783	46,765,998	46,146,640

FFO per common share and OP unit - diluted	$0.45	$0.41	$0.37	$0.86	$0.73

Reconciliation of FFO to AFFO

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
FFO available to common shareholders and unit holders	$21,103	$19,253	$17,285	$40,356	$33,636

Adjustments:
Amortization of deferred financing costs	427	420	436	847	872
Non-cash compensation	1,683	1,895	1,779	3,578	2,526
Non-real estate depreciation	952	807	510	1,759	963
Straight-line rent adjustment	(339)	(92)	(825)	(431)	(2,143)
Amortization of above and below market leases	(199)	(232)	(401)	(431)	(797)
Recurring capital expenditures	(935)	(1,699)	(622)	(2,634)	(1,188)
Tenant improvements	(1,027)	(1,613)	(1,001)	(2,640)	(2,016)
Capitalized leasing commissions	(1,260)	(1,032)	(562)	(2,292)	(2,540)
AFFO available to common shareholders and OP unit holders	$20,405	$17,707	$16,599	$38,112	$29,313

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income	$7,879	$6,195	$1,848	$14,074	$3,191

Adjustments:
Interest expense, net of interest income	781	437	1,304	1,218	2,320
Income taxes	206	173	662	379	537
Depreciation and amortization	16,261	15,949	15,947	32,210	31,408
EBITDA	$25,127	$22,754	$19,761	$47,881	$37,456

Non-cash compensation	1,683	1,895	1,779	3,578	2,526
Transaction costs / litigation	399	105	161	504	1,733
Adjusted EBITDA	$27,209	$24,754	$21,701	$51,963	$41,715

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Operating Properties
(in thousands, except NRSF data)

		Stabilized Operating NRSF(1)						Pre-
		Data Center(2)		Office and Light- Industrial(3)		Total		Stabilized NRSF (7)	Development NRSF(8)
Market/Facilities	Annualized Rent ($000)(4)	Total	Percent Occupied(5)	Total	Percent Occupied(5)	Total(6)	Percent Occupied(5)	Total	Total	Total Portfolio NRSF(1)

Los Angeles
One Wilshire Campus
LA1*	$24,269	150,278	76.9%	7,500	45.5%	157,778	75.4%	-	-	157,778
LA2	13,389	159,617	84.7	6,055	72.7	165,672	84.2	31,585	236,902	434,159
Los Angeles Total	37,658	309,895	80.9	13,555	57.7	323,450	79.9	31,585	236,902	591,937

San Francisco Bay
SV1	11,321	84,045	88.3	206,255	80.2	290,300	82.6	-	-	290,300
SV2	6,158	76,676	65.6	-	-	76,676	65.6	-	-	76,676
Santa Clara Campus	19,707	119,067	82.6	71,196	91.7	190,263	86.0	31,497	274,490	496,250
San Francisco Bay Total	37,186	279,788	79.5	277,451	83.2	557,239	81.4	31,497	274,490	863,226

Northern Virginia
VA1	21,942	201,719	76.3	61,050	78.6	262,769	76.8	-	-	262,769
VA2	-	-	-	-	-	-	-	-	198,000	198,000
DC1*	2,298	22,137	80.9	-	-	22,137	80.9	-	-	22,137
Northern Virginia Total	24,240	223,856	76.7	61,050	78.6	284,906	77.2	-	198,000	482,906

Boston
BO1	10,844	166,026	92.7	19,495	54.2	185,521	88.7	-	87,650	273,171

Chicago
CH1	10,527	158,167	83.1	4,946	56.9	163,113	82.3	20,240	-	183,353

New York
NY1*	5,535	48,404	75.8	-	-	48,404	75.8	-	-	48,404
NY2	-	-	-	-	-	-	-	-	283,000	283,000
New York Total	5,535	48,404	75.8	-	-	48,404	75.8	-	283,000	331,404

Miami
MI1	1,463	30,176	40.1	1,934	19.3	32,110	38.8	-	13,154	45,264

Denver
DE1*	716	4,144	88.8	-	-	4,144	88.8	-	-	4,144
DE2*	154	5,140	68.1	-	-	5,140	68.1	-	-	5,140
Denver Total	870	9,284	77.4	-	-	9,284	77.4	-	-	9,284
Total Facilities	$128,323	1,225,596	80.5%	378,431	79.4%	1,604,027	80.2%	83,322	1,093,196	2,780,545

* Indicates properties in which we hold a leasehold interest.

(1)

Represents the square feet at each building under lease as specified in existing customer lease agreements plus management’s estimate of space available for lease to customers based on engineers’ drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas. Total NRSF at a given facility includes the total stabilized operating NRSF, pre-stabilized NRSF and development NRSF, but excludes our office space at a facility and our corporate headquarters.

(2)

Represents the NRSF at each operating facility that is currently occupied or readily available for lease as data center space. Both occupied and available data center NRSF includes a factor to account for a customer’s proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

(3)

Represents the NRSF at each operating facility that is currently occupied or readily available for lease as space other than data center space, which is typically space offered for office or light-industrial uses.

(4)

Represents the monthly contractual rent under existing commenced customer leases as of June 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. On a gross basis, our annualized rent was approximately $133.9 million as of June 30, 2013, which reflects the addition of $5.6 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(5)

Includes customer leases that have commenced and are occupied as of June 30, 2013. The percent occupied is determined based on leased square feet as a proportion of total operating NRSF. The percent occupied for data center space, office and light industrial space, and space in total would have been 82.2%, 79.4%, and 81.5%, respectively, if all leases signed in current and prior periods had commenced.

(6)	Represents the NRSF at an operating facility currently occupied or readily available for lease. This excludes existing vacant space held for development and pre-stabilized NRSF.
(7)

Represents pre-stabilized NRSF of projects/facilities which recently have been developed and are in the initial lease-up phase. Effective January 1, 2013, new pre-stabilized projects/facilities are excluded from stabilized operating NRSF. Pre-stabilized projects/facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion.

(8)

Represents vacant space and entitled land in our portfolio that requires significant capital investment in order to develop into data center facilities as of June 30, 2013. Includes NRSF under construction for which substantial activities are ongoing to prepare the property for its intended use following development.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Leasing Statistics

Data Center Leasing Activity

				GAAP		GAAP
	Leasing	Number	Total	Annualized		Annualized	Rental	Cash	GAAP
	Activity	of	Leased	Rent per		Rent	Churn	Rent	Rent
	Period	Leases(1)	NRSF(2)	Leased NRSF		(000’s)	Rate(3)	Growth(4)	Growth(4)

New/expansion leases commenced	YTD 2013	210	82,048	$153		$12,587
	Q2 2013	121	42,672	$147		$6,267
	Q1 2013	89	39,376	161		6,320
	Q4 2012	100	21,372	137		2,924
	Q3 2012	92	39,991	146		5,851
	Q2 2012	83	16,998	195		3,315

New/expansion leases signed	YTD 2013	225	73,609	$148		$10,866
	Q2 2013	115	30,810	$188		$5,782
	Q1 2013	110	42,799	119		5,084
	Q4 2012	100	156,704	74	(5)	11,583
	Q3 2012	77	11,387	177		2,012
	Q2 2012	95	26,290	177		4,649

Renewal leases signed	YTD 2013	192	92,300	$133		$12,292	3.2%	4.1%	15.4%
	Q2 2013	112	44,702	$166		$7,404	2.0%	5.4%	11.7%
	Q1 2013	80	47,598	103		4,887	1.1%	2.0%	21.6%
	Q4 2012	50	52,225	140		7,323	2.1%	11.7%	15.6%
	Q3 2012	69	18,332	164		3,012	1.1%	4.0%	9.1%
	Q2 2012	81	64,048	99		6,310	3.9%	1.0%	9.2%

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)

Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before June 30, 2013. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(3)	Rental churn is calculated based on the annualized rental revenue of expired leases terminated in the period, compared with total annualized rental revenue at the beginning of the period.
(4)	Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space.
(5)

The GAAP Annualized Rent per Leased NRSF for new/expansion leases signed in Q4 2012 includes a 101,250 NRSF build-to-suit lease. Excluding this lease, the GAAP Annualized Rent per Leased NRSF for new/expansion leases signed in Q4 2012 would have been $151.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Leasing Statistics

Lease Expirations (total operating properties)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)(2)	Rent	NRSF(3)	($000)(4)	Expiration(5)
Available as of June 30, 2013(6)	-	317,055	19.8%	$-	-%	$-	$-	$-
2013	379	150,865	9.4	17,766	13.8	117.76	17,951	118.99
2014(7)	363	301,642	18.8	29,291	22.8	97.11	29,947	99.28
2015	230	137,989	8.6	23,160	18.0	167.84	24,586	178.17
2016	185	204,984	12.8	18,217	14.2	88.87	20,242	98.75
2017	109	158,453	9.9	19,505	15.2	123.10	25,280	159.54
2018	41	126,323	7.9	11,710	9.1	92.70	15,529	122.93
2019	3	80,708	5.0	1,617	1.3	20.04	1,788	22.15
2020	4	30,664	1.9	982	0.8	32.02	1,194	38.94
2021	9	22,187	1.4	2,280	1.8	102.76	3,357	151.30
2022	9	26,132	1.6	2,388	1.9	91.38	3,839	146.91
2023-Thereafter	7	47,025	2.9	1,407	1.1	29.92	3,691	78.49
Portfolio Total / Weighted Average	1,339	1,604,027	100.0%	$128,323	100.0%	$99.71	$147,404	$114.54

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the monthly contractual rent under existing commenced customer leases as of June 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(3)	Annualized rent as defined above, divided by the square footage of leases expiring in the given year.
(4)

Represents the final monthly contractual rent under existing customer leases as of June 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes operating expense reimbursement, power revenue and interconnection revenue.

(5)

Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements.

(6)	Excludes NRSF held for development or under construction.
(7)

Includes an office lease, which is an interim lease in place that expires on May 31, 2014. Upon the expiration of the interim lease and the substantial completion of tenant improvements by us, a new lease that has already been executed by both parties will commence. The new lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

Lease Distribution

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of
	of	of All	NRSF of	Operating	Rent	Annualized
Square Feet Under Lease(1)	Leases(2)	Leases	Leases(3)	NRSF	($000)(4)	Rent
Available colocation(5)	-	-%	238,950	14.9%	$-	-%
Available office and light-industrial	-	-	78,105	4.9	-	-
Colocation NRSF:
5,000 or less	1,282	95.7	469,392	29.3	70,944	55.3
5,001 - 10,000	21	1.6	149,481	9.3	14,989	11.7
10,001 - 25,000	11	0.9	182,710	11.4	24,906	19.4
Greater than 25,000	2	0.1	61,614	3.8	7,085	5.5
Powered shell	6	0.4	166,738	10.4	4,496	3.5
Office and light-industrial(6)	17	1.3	257,037	16.0	5,903	4.6
Portfolio Total	1,339	100.0%	1,604,027	100.0%	$128,323	100.0%

(1)	Represents all leases in our portfolio, including data center and office and light-industrial leases.
(2)

Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(3)

Represents the square feet at a building under lease as specified in the lease agreements plus management’s estimate of space available for lease to third parties based on engineers’ drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas.

(4)

Represents the monthly contractual rent under existing commenced customer leases as of June 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(5)	Excludes NRSF held for development or under construction.
(6)

Excludes office and light-industrial space of 43,289 NRSF that is a component of colocation leases. The 43,289 NRSF of office and light-industrial space is leased to data center tenants as incremental space to their data center lease space.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Geographic Diversification
and 10 Largest Customers
(in thousands, except NRSF data)

Geographic Diversification

Percentage of Total
Metropolitan Market	Annualized Rent
Los Angeles	29.3%
San Francisco Bay	29.0
Northern Virginia	18.9
Boston	8.5
Chicago	8.2
New York	4.3
Miami	1.1
Denver	0.7
Total	100%

10 Largest Customers

As of June 30, 2013, our portfolio was leased to over 750 companies, many of which are globally recognized firms. The following table sets forth information regarding the ten largest customers in our portfolio based on annualized rent as of June 30, 2013:

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	Customer Industry	CoreSite Vertical	Locations	NRSF(1)	NRSF(2)	($000)(3)	Rent(4)	Months(5)
1	Technology	Digital Content & Multimedia	3	51,514	3.2%	$9,947	7.8%	46
2	Technology	Systems Integration & Managed Service Provider	3	53,014	3.3	6,521	5.1	56
3	Technology	Digital Content & Multimedia	9	50,262	3.1	5,235	4.1	14
4	Government* (6)	Enterprise	1	141,774	8.8	3,989	3.1	22
5	Technology	Cloud & IT Service Providers	1	26,842	1.7	3,870	3.0	65
6	Technology	Cloud & IT Service Providers	3	23,856	1.5	3,739	2.9	53
7	Technology	Systems Integration & Managed Service Provider	1	6,034	0.4	2,569	2.0	25
8	Financial	Enterprise	2	11,610	0.7	2,516	2.0	26
9	Government	Enterprise	2	16,764	1.0	2,279	1.8	21
10	Telecommunications	Network & Mobility	3	18,562	1.2	1,984	1.5	96
	Total/Weighted Average			400,232	24.9%	$42,649	33.3%	42

*    Denotes customer using space for general office purposes.

(1)

Total occupied NRSF is determined based on contractually leased square feet for leases that have commenced on or before June 30, 2013. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(2)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio which, as of June 30, 2013, consisted of 1,604,027 NRSF.
(3)

Represents the monthly contractual rent under existing commenced customer leases as of June 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(4)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2013, which was approximately $128.3 million.
(5)	Weighted average based on percentage of total annualized rent expiring calculated as of June 30, 2013.
(6)

The data presented represents an interim lease in place that expires in May 2014. Upon expiration of the interim lease and the substantial completion of building improvements by us, a new lease that has already been executed by both parties will commence. That lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Development Summary
and Capital Expenditures
(in thousands, except NRSF data)

Completed Pre-Stabilized Data Center Projects as of June 30, 2013

Projects/Facilities(1)	Metropolitan Area	Completion	NRSF (1)	Cost	Percent Leased(2)
SV4	San Francisco Bay	Mar 2013	16,640	13,261	35.2%
LA2	Los Angeles	Mar 2013	2,294	320	33.3%
LA2	Los Angeles	Mar 2013	8,122	652	43.6%
LA2	Los Angeles	Mar 2013	21,169	7,746	59.1%
SV4	San Francisco Bay	Apr 2013	14,857	12,911	0.0%
CH1	Chicago	Apr 2013	20,240	5,098	0.0%

Total completed pre-stabilized			83,322	$39,988	27.2%

(1)

These pre-stabilized projects/facilities are excluded from the stabilized operating NRSF information in the Operating Properties table. Pre-stabilized projects/facilities have been recently developed and are either less than 85% occupied or have been in service for less than 24 months. During Q2 2013, we completed development of 23,663 NRSF at BO1 which was 100% stabilized at completion and is included in our stabilized operating NRSF in the Operating Properties table.

(2)	Includes customer leases that have been signed as of June 30, 2013. The percent leased is determined based on leased square feet as proportion of total pre-stabilized NRSF.

Data Center Projects Under Construction as of June 30, 2013

				Costs
Projects/Facilities	Metropolitan Area	Estimated Completion	NRSF(2)	Incurred to- date	Estimated Total (1)

NY2	New York	Q4 2013	65,000	38,704	96,000
SV5(3)	San Francisco Bay	Q4 2013	101,250	10,902	19,000
VA2	Northern Virginia	Q1 2014	50,000	9,765	63,000
LA2	Los Angeles	Q1 2014	20,423	-	10,000

Total under construction			236,673	$59,371	$188,000

(1)	Reflects management’s estimate of cost of completion based upon the actual cost at quarter-end, plus management’s estimate of the cost to complete construction.
(2)	NRSF reflects management’s estimate based on engineering drawings and required support space and is subject to change based on final demising of the space.
(3)	Represents 101,250 of pre-sold dedicated built-to-suit space that is 100% leased as of June 30, 2013 and has an expected lease commencement date in Q4 2013.

Capital Expenditures – Quarter Ended

		June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Data center expansion	(1)	$33,544	$47,691	$28,083	$17,922	$11,703
Non-recurring investments	(2)	4,526	7,832	3,625	3,897	4,053
Tenant improvements		1,027	1,613	278	1,362	1,001
Recurring capital expenditures	(3)	935	1,699	2,064	822	622
Total capital expenditures		$40,032	$58,835	$34,050	$24,003	$17,379

Repairs and maintenance expense	(4)	$1,918	$2,016	$2,079	$2,115	$1,995

(1)	Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments.
(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades.

(3)	Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.
(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Market Capitalization
and Debt Summary
(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of June 30, 2013 / Liquidation Value	Market Value Equivalents
Common shares	21,404	$31.81	$680,861
Operating partnership units	25,361	$31.81	806,733
Liquidation value of preferred stock	4,600	$25.00	115,000
Total equity			1,602,594
Total debt			132,000
Total enterprise value			$1,734,594

Total debt to annualized adjusted EBITDA			1.2	x
Total debt and preferred stock to annualized adjusted EBITDA			2.3	x

Debt Summary (1)	Outstanding as of:

Instrument	Interest Rate(2)	Maturity Date	Maturity Date with Extension	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
SV1 - mortgage loan	3.69%	10/9/2014	N/A	$59,000	$59,375	$59,750	$60,000	$60,000
Senior credit facility(3)	2.19%	1/3/2017	1/3/2018	73,000	52,000	-	62,750	54,750
VA1 - mortgage loan				-	-	-	31,615	31,699
Total Consolidated Debt				$132,000	$111,375	$59,750	$154,365	$146,449

Weighted average interest rate	2.86%
Floating rate vs. fixed rate debt				100% / 0%	100% / 0%	100% / 0%	59% / 41%	55% / 45%

(1)	See the most recent filed Form 10-K and 10-Q for information on specific debt instruments.
(2)	Each debt instrument’s interest rate is based on LIBOR at June 30, 2013, plus applicable spread.
(3)

Effective June 28, 2013, the Company partially exercised the accordion feature to increase the aggregate commitments by $50.0 million to $405.0 million. All other terms of the Second Amended and Restated Credit Agreement remain unchanged.

Debt Maturities

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Interest Summary and Debt
Covenants
(in thousands)

Interest Expense Components

	Three Months Ended:			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Interest expense and fees	$1,296	$962	$1,402	$2,258	$2,655
Amortization of deferred financing costs	427	420	436	847	872
Capitalized interest	(940)	(943)	(529)	(1,883)	(1,200)
Total interest expense	$783	$439	$1,309	$1,222	$2,327

Debt Covenants

	Revolving Credit Facility
	Required Compliance	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Fixed charge coverage ratio	Greater than 1.75x	7.7x	7.6x	12.1x	18.3x	15.8x
Total indebtedness to gross asset value	Less than 60%	10.0%	9.6%	7.6%	12.7%	13.0%
Secured debt to gross asset value	Less than 40%	4.0%	4.2%	5.2%	NA	NA
Unhedged variable rate debt to gross asset value	Less than 30%	9.0%	7.9%	5.2%	4.9%	4.6%

Facility availability		$405,000	$355,000	$355,000	$202,500	$202,500
Borrowings outstanding		(73,000)	(52,000)	-	(62,750)	(54,750)
Outstanding letters of credit		(7,540)	(8,540)	(8,540)	(8,620)	(8,620)
Current availability		$324,460	$294,460	$346,460	$131,130	$139,130

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

2013 Guidance
(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:

	Low	High
Net income attributable to common shares	$0.40	$0.48
Real Estate depreciation and amortization	1.36
FFO	$1.76	$1.84

Projected operating results:
Total operating revenues	$237,000	$247,000
General and administrative expenses	$28,000	$30,000
Adjusted EBITDA	$105,000	$110,000

Significant guidance drivers:
Rental churn rate per quarter	1%	2%
Cash rent growth on data center renewals	4%	7%
Development capital expenditures (1)	$200,000	$225,000
Recurring capital expenditures	$4,000	$8,000

(1)          The guidance related to development capital expenditures includes data center expansion, non-recurring investments and tenant improvements.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Appendix

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable.  The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP.

Definitions

Funds From Operations “FFO” is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Appendix

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities.  AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO:

1.             Plus: Amortization of deferred financing costs

2.             Plus: Non-cash compensation

3.             Plus: Non-real estate depreciation

4.             Plus: Below market debt amortization

5.             Less: Straight line rents adjustments

6.             Less: Above and below market leases

7.             Less: Maintenance capital investment

8.             Less: Tenant improvement capital investment

9.             Less: Capitalized leasing commissions

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended June 30, 2013

Thank You

1050 17th Street
Suite 800
Denver, CO 80265 USA

+1 866.777.CORE
+1 303.405.1000

coresite.com
Info@CoreSite.com